File 333177225
Rule 424 b3

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
One 1 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK, OF
NH FOODS LTD.
INCORPORATED UNDER
THE LAWS OF JAPAN
The Bank of New York Mellon,
as depositary hereinafter called
the Depositary, hereby certifies i
that there have been deposited
with the Depositary or its agent,
nominee, custodian, clearing
agency or correspondent, the
securities described above Shares
or evidence of the right to receive
such Shares, ii that at the date
hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares
shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein
expressly provided, is entitled
upon surrender at the Corporate
Trust Office of the Depositary,
New York, New York of this
Receipt duly endorsed for transfer
and upon payment of the charges
as provided on the reverse of this
Receipt and in compliance with
applicable laws or governmental
regulations, at Owners option 1 to
delivery at the office of the agent,
nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified
by Owner, of the amount of
Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have such
Deposited Securities forwarded at
his cost and risk to him at the
Corporate Trust Office of the
Depositary. The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including such
evidence of the right to receive the
same, and any and all other
securities, cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein. The word Owner
wherever used in this Receipt
shall mean the name in which this
Receipt is registered upon the
books of the Depositary from time
to time. The Depositarys
Corporate Trust Office is located
at a different address than its
principal executive office. Its
Corporate Trust Office is located
at 101 Barclay Street, New York,
New York 10286, and its principal
executive office is located at One
Wall Street, New York, New
York 10286.
1.	RECEIPTS.
This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively,
the Receipts, all evidencing rights
of like tenor with respect to the
Deposited Securities, and all
issued or to be issued upon the
terms and subject to the
conditions herein provided, which
shall govern the continuing
arrangement by the Depositary
with respect to initial deposits as
well as the rights of holders and
Owners of Receipts subsequent to
such deposits.
The issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement
herein provided for.
The issuance of Receipts against
deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be
withheld, if such action is deemed
necessary or advisable by the
Depositary at any time and from
time to time because of any
requirements of any government
or governmental body or
commission or for any other
reason. The Depositary assumes
no liability with respect to the
validity or worth of the Deposited
Securities.
2.	TRANSFER OF
RECEIPTS.
Until the surrender of this Receipt
in accordance with the terms
hereof, the Depositary will
maintain an office in the Borough
of Manhattan, The City of New
York, for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may, during regular business
hours, inspect the transfer books
maintained by the Depositary that
list the Owners of the Receipts.
The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in
person or by duly authorized
attorney, upon surrender of this
Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and
upon compliance with such
regulations, if any, as the
Depositary may establish for such
purpose. This Receipt may be split
into other such Receipts, or may
be combined with other such
Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered. Upon such split or
combination not involving a
transfer, a charge will be made as
provided herein. The Depositary
may close the transfer books at
any time or from time to time
when deemed expedient by it in
connection with the performance
of its duties hereunder.
3.	PROOF OF
CITIZENSHIP OR
RESIDENCE.
The Depositary may require any
holder or Owner of Receipts, or
any person presenting securities
for deposit against the issuance of
Receipts, from time to time, to file
such proof of citizenship or
residence and to furnish such
other information, by affidavit or
otherwise, and to execute such
certificates and other instruments
as may be necessary or proper to
comply with any laws or
regulations relating to the issuance
or transfer of Receipts, the receipt
or distribution of dividends or
other property, or the taxation
thereof or of receipts or deposited
securities, and the Depositary may
withhold the issuance or
registration of transfer of any
Receipt or payment of such
dividends or delivery of such
property from any holder, Owner
or other person, as the case may
be, who shall fail to file such
proofs, certificates or other
instruments.
4.	TRANSFERABILIT
Y; RECORDOWNERSHIP.
It is a condition of this Receipt
and every successive holder and
Owner of this Receipt by
accepting or holding the same
consents and agrees, that title to
this Receipt, when properly
endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument; provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat
the person in whose name this
Receipt is registered on the books
of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
5.	TAX LIABILITY.
The Depositary shall not be liable
for any taxes or governmental or
other assessments or charges that
may become payable in respect of
the Deposited Securities, but a
ratable part of any and all of the
same, whether such tax,
assessment or charge becomes
payable by reason of any present
or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by the
Owner hereof to the Depositary at
any time on request. Upon the
failure of the holder or Owner of
this Receipt to pay any such
amount, the Depositary may sell
for account of such Owner an
amount of the Deposited
Securities equal to all or any part
of the amount represented by this
Receipt, and may apply the
proceeds in payment of such
obligations, the Owner hereof
remaining liable for any
deficiency.
6.	REPRESENTATIO
NS AND WARRANTIES.
Every person presenting Shares
for deposit shall be deemed
thereby to represent and warrant
that such Shares and each
certificate, if any, therefor are
validly issued, fully paid and
nonassessable, that such Shares
were not issued in violation of any
preemptive or similar rights of the
holders of any securities and that
the person making such deposit is
duly authorized so to do. Every
such person shall also be deemed
to represent that the deposit of
such securities and the sale of
American Depositary Shares
representing such Shares by that
person in the United States are not
restricted under the Securities Act
of 1933, as amended the
Securities Act of 1933. Such
representations and warranties
shall survive the deposit of such
securities and issuance of
Receipts.
This Receipt is issued subject, and
all rights of the holder or Owner
hereof are expressly subject, to the
terms and conditions set forth on
both sides of this Receipt, all of
which form a part of the
agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES; VOTING
RIGHTS.
As of the date of the establishment
of the program for issuance of
Receipts by the Depositary, the
Depositary believed, based on
limited investigation, that the
issuer of the Deposited Securities
either i furnished the Securities
and Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii
published information in English
on its Internet website at
httpwww.nipponham.co.jp or
another electronic information
delivery system generally
available to the public in its
primary trading market, in either
case in compliance with Rule
12g32b under the Securities and
Exchange Act of 1934 as in effect
and applicable to that issuer at that
time. However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action
if that issuer is not complying
with those requirements.
The Depositary shall be under no
obligation to give notice to the
holder or Owner of this Receipt of
any meeting of shareholders or of
any report of or communication
from the issuer of the Deposited
Securities, or of any other matter
concerning the affairs of such
issuer, except as herein expressly
provided. The Depositary
undertakes to make available for
inspection by holders and Owners
of the Receipts at its Corporate
Trust Office, any reports and
communication received from the
issuer of the Deposited Securities
that are both i received by the
Depositary as the holder of the
Deposited Securities and ii made
generally available to the holders
of the Deposited Securities by the
issuer thereof. Such reports and
communications will be available
in the language in which they
were received by the Depositary
from the issuer of the Deposited
Securities, except to the extent, if
any, that the Depositary in its sole
discretion elects to both i translate
into English any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and Owners
of the Receipts. The Depositary
has no obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
The Depositary may, in its
discretion, exercise, in any
manner, or not exercise, any and
all voting rights that may exist in
respect of the Deposited
Securities. The Depositary may,
but assumes no obligation to,
notify Owners of an upcoming
meeting of holders of Deposited
Securities or solicit instructions
from Owners as to the exercise of
any voting rights with respect to
the Deposited Securities. Upon
the written request of the Owner
of this Receipt and payment to it
of any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount
of the Deposited Securities
represented by the American
Depositary Shares evidenced by
this Receipt in accordance with
that request.
8.	DISTRIBUTIONS.
Until the surrender of this Receipt,
the Depositary a shall distribute or
otherwise make available to the
Owner hereof, at a time and in
such manner as it shall determine,
any distributions of cash, Shares
or other securities or property
other than subscription or other
rights and b may distribute or
otherwise make available to the
Owner hereof, at a time and in
such manner as it shall determine,
any distributions of subscription
or other rights, in each case
received with respect to the
amount of Deposited Securities
represented hereby, after
deduction, or upon payment of the
fees and expenses of the
Depositary described in Article 13
below, and the withholding of any
taxes in respect thereof; provided,
however, that the Depositary shall
not make any distribution for
which it has not received
satisfactory assurances, which
may be an opinion of United
States counsel, that the
distribution is registered under, or
is exempt from or not subject to
the registration requirements of,
the Securities Act of 1933 or any
other applicable law. If the
Depositary is not obligated, under
the preceding sentence, to
distribute or make available a
distribution under the preceding
sentence, the Depositary may sell
such Shares, other securities,
subscription or other rights,
securities or other property, and
the Depositary shall distribute the
net proceeds of a sale of that kind
to the Owners entitled to them,
after deduction or upon payment
of the fees and expenses of the
Depositary described in Article 13
below and the withholding of any
taxes in respect thereof. In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional
securities, the Depositary may, in
its discretion, sell the amount of
securities or property equal to the
aggregate of those fractions. In the
case of subscription or other
rights, the Depositary may, in its
discretion, issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the
disposition to be made of such
subscription or other rights. If the
Depositary does not distribute or
make available to Owners or sell
distributed subscription or other
rights, the Depositary shall allow
those rights to lapse. Sales of
subscription or other rights,
securities or other property by the
Depositary shall be made at such
time and in such manner as the
Depositary may deem advisable.
If the Depositary shall find in its
opinion that any cash distribution
is not convertible in its entirety or
with respect to the Owners of a
portion of the Receipts, on a
reasonable basis into U.S. Dollars
available to it in the City of New
York, or if any required approval
or license of any government or
agency for such conversion is
denied or is not obtainable within
a reasonable period, the
Depositary may in its discretion
make such conversion and
distribution in U.S. Dollars to the
extent possible, at such time and
rates of conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency not
converted or convertible either i
distribute such foreign currency to
the holders entitled thereto or ii
hold such currency for the
respective accounts of such
Owners uninvested and without
liability for interest thereon, in
which case the Depositary may
distribute appropriate warrants or
other instruments evidencing
rights to receive such foreign
currency.
9.	RECORD DATES
ESTABLISHED BY
DEPOSITARY.
Whenever any cash dividend or
other cash distribution shall
become payable or any
distribution other than cash shall
be made, or whenever rights shall
be offered, with respect to
Deposited Securities, or whenever
the Depositary shall receive notice
of any meeting of Owners of
Deposited Securities, or whenever
it is necessary or desirable to
determine the Owners of Receipts,
the Depositary will fix a record
date for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the record
date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
Upon i any change in nominal
value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which it
is a party, or iii the redemption by
the issuer of the Deposited
Securities at any time of any or all
of such Deposited Securities
provided the same are subject to
redemption, then and in any such
case the Depositary shall have the
right to exchange or surrender
such Deposited Securities and
accept and hold hereunder in lieu
thereof other shares, securities,
cash or property to be issued or
delivered in lieu of or in exchange
for, or distributed or paid with
respect to, such Deposited
Securities. Upon any such
exchange or surrender, the
Depositary shall have the right, in
its discretion, to call for surrender
of this Receipt in exchange upon
payment of fees and expenses of
the Depositary for one or more
new Receipts of the same form
and tenor as this Receipt, but
describing the substituted
Deposited Securities. In any such
case the Depositary shall have the
right to fix a date after which this
Receipt shall only entitle the
Owner to receive such new
Receipt or Receipts. The
Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of
Receipts, provided that in the case
of any redemption of less than all
of the Deposited Securities, the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be redeemed
and shall mail notice of
redemption only to the Owners of
Receipts evidencing those
American Depositary Shares. The
sole right of the Owners of
Receipts evidencing American
Depositary Shares designated for
redemption after the mailing of
such notice of redemption shall be
to receive the cash, rights and
other property applicable to the
same, upon surrender to the
Depositary and upon payment of
its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future
law of the United States of
America, any state thereof, or of
any other country, or of any
governmental or regulatory
authority, or by reason of any
provision, present or future, of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited
Securities, the Depositary shall be
prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed, ii by
reason of any nonperformance or
delay, caused as specified in
clause i above, in the performance
of any act or thing which by the
terms of this Receipt it is provided
shall or may be done or
performed, iii by reason of any
exercise of, or failure to exercise,
any discretion provided for herein,
iv for the inability of any Owner
or holder to benefit from any
distribution, offering, right or
other benefit which is made
available to holders of Deposited
Securities but is not made
available to Owners or holders, v
for any special, consequential or
punitive damages for any breach
of the terms of this Receipt or vi
arising out of any act of God,
terrorism or war or any other
circumstances beyond its control.
The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that
is cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
The Depositary does not assume
any obligation and shall not be
subject to any liability to holders
or Owners hereunder other than
agreeing to act without negligence
or bad faith in the performance of
such duties as are specifically set
forth herein.
The Depositary shall be under no
obligation to appear in, prosecute
or defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect
of the Receipts on behalf of
Owners or holders or any other
persons. The Depositary shall not
be liable for any action or
nonaction by it in reliance upon
the advice of or information from
legal counsel, accountants or any
other persons believed by it in
good faith to be competent to give
such advice or information.
The Depositary, subject to Article
14 hereof, may itself become the
owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in
Receipts of this issue.
12.	TERMINATION
OF AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
The Depositary may at any time
terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice
of such termination to the Owners
of all Receipts then outstanding at
their addresses appearing upon the
books of the Depositary, at least
thirty days prior to the date fixed
in such notice for termination. On
and after such date of termination
the Owner hereof, upon surrender
of this Receipt at the Corporate
Trust Office of the Depositary,
will be entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions, and upon payment of a
fee at the rates provided herein
with respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges. The
Depositary may convert any
dividends received by it in cash
after the termination date into
U.S. Dollars as herein provided,
and after deducting therefrom the
fees of the Depositary and
referred to herein and any taxes
and governmental charges and
shall thereafter hold the balance of
said dividends for the pro rata
benefit of the Owners of the
respective Receipts. As to any
Receipts not so surrendered within
thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the
Deposited Securities. After the
expiration of three months from
such date of termination the
Depositary may sell any
remaining Deposited Securities in
such manner as it may determine,
and may thereafter hold
uninvested the net proceeds of any
such sale or sales together with
any dividends received prior to
such sale or the U.S. Dollars
received on conversion thereof,
unsegregated and without liability
for any interest thereon, for the
pro rata benefit of the Owners of
the Receipts that have not
theretofore been surrendered for
cancellation, such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds. After
making such sale, or if no such
sale can be made after the
expiration of one year from such
date of termination, the
Depositary shall be discharged
from all obligations whatsoever to
the holders and Owners of the
Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees, charges and
expenses of the Depositary or of
the Deposited Securities, in case
no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.
The Depositary may charge any
party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party
to whom Receipts are issued
including issuance pursuant to a
stock dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for
the delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other
property received in respect of
Deposited Securities, iii taxes and
other governmental charges, iv
registration or custodial fees or
charges relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program. The Depositarys
fees and charges may differ from
those of other depositaries. The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof. The Depositary
will provide, without charge, a
copy of its latest schedule of fees
and charges to any party
requesting it.
The Depositary may charge fees
for receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered
Receipts, for transfer of Receipts,
for splits or combinations of
Receipts, for distribution of each
cash or other distribution on
Deposited Securities, for sales or
exercise of rights, or for other
services performed hereunder.
The Depositary reserves the right
to modify, reduce or increase its
fees upon thirty 30 days notice to
the Owner hereof. The Depositary
will provide, without charge, a
copy of its latest fee schedule to
any party requesting it.
14.	PRERELEASE OF
RECEIPTS.
Notwithstanding any other
provision of this Receipt, the
Depositary may execute and
deliver Receipts prior to the
receipt of Shares PreRelease. The
Depositary may deliver Shares
upon the receipt and cancellation
of Receipts which have been
PreReleased, whether or not such
cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased.
The Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease. Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or
Receipts to be remitted, as the
case may be, b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate, c terminable
by the Depositary on not more
than five 5 business days notice,
and d subject to such further
indemnities and credit regulations
as the Depositary deems
appropriate. The number of
American Depositary Shares
which are outstanding at any time
as a result of PreReleases will not
normally exceed thirty percent
30% of the Shares deposited with
the Depositary; provided,
however, that the Depositary
reserves the right to change or
disregard such limit from time to
time as it deems appropriate.
The Depositary may retain for its
own account any compensation
received by it in connection with
the foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES
LAWS.
Notwithstanding any terms of this
Receipt to the contrary, the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a
manner which would violate the
United States securities laws
including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as
amended from time to time, under
the Securities Act of 1933.
16.	GOVERNING
LAW; VENUE OF ACTIONS;
JURY TRIAL WAIVER.
This Receipt shall be interpreted
and all rights hereunder and
provisions hereof shall be
governed by the laws of the State
of New York.
All actions and proceedings
brought by any Owner or holder
of this Receipt against the
Depositary arising out of or
relating to the Shares or other
Deposited Securities, the
American Depositary Shares or
the Receipts, or any transaction
contemplated herein, shall be
litigated only in courts located
within the State of New York.
EACH OWNER AND HOLDER
HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR
RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
The form of the Receipts and the
agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become effective
as to outstanding Receipts until
the expiration of thirty 30 days
after notice of such amendment
shall have been given to the
Owners of outstanding Receipts;
provided, however, that such
thirty 30 days notice shall in no
event be required with respect to
any amendment which shall
impose or increase any taxes or
other governmental charges,
registration fees, cable, telex or
facsimile transmission costs,
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing to
hold such Receipt, to consent and
agree to such amendment and to
be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to surrender
such Receipt and receive therefor
the amount of Deposited
Securities represented by the
American Depositary Shares
evidenced thereby, except in order
to comply with mandatory
provisions of applicable law.